June 21, 1994




G&K Services, Inc.
G&K Services, Co.
Waterford Park
505 Highway 169N
Suite 455
Minneapolis, Minnesota 55441-6446

Attention:  Stephen LaBelle
            Secretary and Treasurer


            Re:  Loan Agreement dated as of September 28, 1990

Dear Sirs:

We are the holder of the 10.62% Senior Notes (the "Notes") issued by G&K Services, Inc. (the "Company") in the original aggregate principal amount of $40,000,000 pursuant to the Loan Agreement dated as of September 28, 1990, between the Company and us (the "Agreement"). The Notes were amended pursuant to an amendment agreement dated January 28, 1993 (the "First Amendment") and are entitled to the benefit of a Guaranty dated as of September 28, 1990 issued by G&K Services, Co. (the "G&K Co. Guaranty").

         As the holder of the Notes and as a party to the Agreement, we hereby agree that the Agreement and the Notes shall be amended by this amendment (the "Second Amendment") as follows:

         1. The first paragraph of the Notes shall be amended by deleting all references therein to "Overdue Interest Rate" and substituting in lieu thereof "Default Rate".

         2. Section 2.03 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "2.03.   Default Rate.

                           From and after the occurrence of an Event of Default
                  and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Holders of the Notes, the outstanding principal balance of this Note and, so far as may be lawful, any overdue installment of interest, shall bear interest, until paid in full, at the Default Rate."


         3. Section 4.01 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.01.   Limitation on Indebtedness.

                           The Company will not, and will not permit any
                  Restricted Subsidiary to create, assume, incur or otherwise become liable, in each case contingently or otherwise, in respect of any Indebtedness, whether secured or unsecured, other than:

                           A.  Indebtedness evidenced by the Notes;

                           B. Indebtedness of the Company incurred pursuant to
                  the Credit Agreement not exceeding at any time
                  U.S.$25,000,000;

                           C. Indebtedness of Work Wear incurred pursuant to the
                  Credit Agreement not exceeding at any time the lesser of (i) Canadian $30,000,000 and (ii) twenty-five percent (25%) of Consolidated Stockholders' Equity as set forth in the most recently available financial statements of the Company, (quarterly or annual, as the case may be), with conversion to Canadian dollars to be made as of the date of delivery of such financial statements in accordance with Section 1.2 of the Credit Agreement;

                           D. Indebtedness of the Company or any Restricted
                  Subsidiary in existence on September 28, 1990 and listed in Exhibit B to the Note, but not including any extensions or renewals thereof;

                           E. Indebtedness of a Restricted Subsidiary to the
                  Company or another Restricted Subsidiary on account of borrowings, or Indebtedness of the Company to a Restricted Subsidiary on account of borrowings from that Restricted Subsidiary;

                           F. Subordinated Debt of the Company, or renewals
                  thereof, provided it is subordinated to the prior payment of principal of and interest on the Notes on terms and conditions approved in writing by the Holders of the Notes; and

                           G. Indebtedness of the Company secured by Liens
                  permitted by Section 4.03."

         4. Section 4.02 of the Notes shall be deleted in its entirety and the following substituted therefor:

                           "4.02.   Guaranties.

                           The Company will not, and will not permit any
                  Restricted Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                           A.  the G&K Co. Guaranty;

                           B.  the Company Guaranty;

                           C. the endorsement of negotiable instruments by the
                  Company or any Restricted Subsidiary for deposit or collection or similar transactions in the ordinary course of business; and

                           D. guaranties, endorsements and other direct or
                  contingent liabilities in connection with the obligations of other Persons in existence on September 28, 1990 and listed in Exhibit B to the Note."


         5. Section 4.03 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.03.   Limitation on Liens.

                           The Company will not, and will not permit any
                  Restricted Subsidiary to, (i) create, assume, incur or suffer to exist any Lien upon any property or assets (real or personal, tangible or intangible) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, (ii) own or acquire or agree to acquire any property or assets (real or personal, tangible or intangible) subject to any Lien, (iii) suffer to exist any Indebtedness of the Company or any Restricted Subsidiary or claims or demands against the Company or any Restricted Subsidiary, which Indebtedness, claims or demands, if unpaid, might (in the hands of the holder or anyone who shall have guaranteed the same or who has any right or obligation to purchase the same), by law or upon bankruptcy or insolvency or otherwise, be given any priority whatsoever over its general creditors or (iv) give its consent to the subordination of any right or claim of the Company or any Restricted Subsidiary to any right or claim of any other Person, excluding, however, from the operation of the foregoing:

                           A. Liens for taxes or assessments or other
                  governmental charges to the extent not required to be paid by
                  Section 3.03A;

                           B. Materialmen's, merchants', carriers', workers',
                  repairers' or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 3.03A;

                           C. Pledges or deposits to secure obligations under
                  worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                           D. Zoning restrictions, easements, licenses,
                  restrictions on the use of real property or minor irregularities in title thereto, which do not in the aggregate have a material adverse effect on the business of the Company or any Restricted Subsidiary;

                           E. Purchase money Liens upon or in property acquired
                  by the Company or any Restricted Subsidiary after the date hereof, or mortgages, liens or security interests existing upon or in such property at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that:

                           (1) no such Lien extends or shall extend to or cover any property of the Company or any Restricted Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

                           (2) the aggregate principal amount of all Indebtedness of the Company and each Restricted Subsidiary secured by all Liens described in this subsection shall not exceed $1,000,000 at any one time outstanding; and

                           (3) the aggregate principal amount of Indebtedness secured by Liens described in this Subsection E at the time of acquisition of the property subject thereto shall not exceed 100% of the cost of such property or of the then fair market value of such property as determine by the Board of Directors of the Company, whichever shall be less, and the aggregate amount of payments made thereunder in any period of 12 consecutive months will not result in a violation of any other restriction contained in this Agreement;

                           F. Liens on any property of the Company or any
                  Restricted Subsidiary (other than those described in Subsection E) securing any Indebtedness for borrowed money in existence on September 28, 1990 and listed in Exhibit B to the Notes; and

                           G. Liens arising out of a judgment against the
                  Company or any Restricted Subsidiary for the payment of money not exceeding $500,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured and for which adequate reserves have been established.

         Without limiting the foregoing, the Company agrees that the Company will not, and will not permit any Restricted Subsidiary to, agree with any other Person not to grant any Lien in its or such Restricted Subsidiary's assets except with the Banks who are parties to the Credit Agreement."

         6. Section 4.04 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.04.   Intentionally Omitted."

         7. Section 4.05 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.05.   Capitalization Ratio.

                           The Company will maintain as at the end of each of
                  the Company's fiscal quarters, on a consolidated basis, the ratio of (i) all Indebtedness of the Company and its Restricted Subsidiaries arising from borrowed money (including all such Indebtedness created, assumed or guaranteed either directly or indirectly and all obligations secured by Liens upon property on which the Company or a Restricted Subsidiary customarily pays interest), including Consolidated Current Indebtedness, Consolidated Funded Indebtedness and the Current Portion of Consolidated Funded Indebtedness to (ii) the sum of
                  (A) all Indebtedness of the Company and its Restricted Subsidiaries arising from borrowed money (including all such Indebtedness created, assumed or guaranteed either directly or indirectly and all obligations secured by Liens upon property on which the Company or a Restricted Subsidiary customarily pays interest), including Consolidated Current Indebtedness, Consolidated Funded Indebtedness and the Current Portion of Consolidated Funded Indebtedness and (B) the total stockholders' equity of the Company and its Restricted Subsidiaries, determined in accordance with GAAP (as shown and described on its most recently delivered balance sheet), at not more than 0.5 to 1.00."


         8. Section 4.07 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.07.   Minimum Total Stockholders Equity.

                           The Company will maintain on a consolidated basis, in
                  each period designated below, its Consolidated Stockholders' Equity, determined in accordance with GAAP (as shown and described on the Company's balance sheet) at an amount not less than the amount set forth opposite such period:


                           Period                                 Amount

                  Date hereof through March 31, 1995          $ 95,000,000
                  April 1, 1995 through March 31, 1996        $105,000,000
                  April 1, 1996 through March 31, 1997        $120,000,000
                  April 1, 1997 through September 28, 1997"   $135,000,000



         9. Section 4.08 of the Notes shall be deleted in its entirety and the following substituted therefor:


                  "4.08.   Interest Coverage Ratio.

                           The Company will maintain as at the end of each of
                  the Company's fiscal quarters, on a consolidated basis, the ratio of (i) Consolidated Earnings Before Interest Expense and Taxes for such quarter and each of the immediately preceding three fiscal quarters to (ii) Consolidated Interest Expense (without deduction of any interest income) for such quarter and each of the immediately preceding three fiscal quarters, at not less than 3.00 to 1.00."

         10. Section 4.09 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.09.   Funds Flow Coverage Ratio.

                           The Company will maintain as at the end of each of
                  the Company's fiscal quarters (based upon such quarter and each of the immediately preceding three fiscal quarters), on a consolidated basis, the ratio of (i) the net income of the Company and its Restricted Subsidiaries, plus depreciation, amortization, non-current deferred income taxes and other non-cash charges for the immediately preceding four fiscal quarters (determined in accordance with GAAP) to (ii) all Indebtedness of the Company and its Restricted Subsidiaries arising from borrowed money (including all such Indebtedness created, assumed or guaranteed either directly or indirectly and obligations secured by Liens upon property upon which the Company or a Restricted Subsidiary customarily pays interest), including Consolidated Current Indebtedness, Consolidated Funded Indebtedness and the Current Portion of Consolidated Funded Indebtedness, for such quarter and each of the immediately preceding three fiscal quarters, at not less than
                  0.28 to 1.00."


         11. Subsection E of Section 4.10 of the Notes shall be amended by deleting the word "Guarantor" in the first line thereof and inserting "G&K Co." in lieu thereof.

         12. Section 4.11 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.11.   Dividends.

                           The Company will not declare or pay any dividends
                  (other than dividends payable solely in its own stock) on any class of its stock or make any payment on account of its purchase, redemption, or other retirement of any shares of such stock, or make any distribution in respect thereof, either directly or indirectly during any fiscal year if, after giving effect to such payment, distribution or application, the aggregate amount of such dividends, distributions and application of assets paid or made during such fiscal year would exceed twenty-five percent (25%) of the Net Income of the Company and its Restricted Subsidiaries for the fiscal year immediately preceding the year in which such dividend is paid, or any such distribution or application of assets is made, and the right to make any such payments, distributions and application of assets as herein described shall be non-cumulative from fiscal year to fiscal year."

         13. Section 4.16 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.16.   Expenditures for Fixed Assets.

                           The Company will not, and will not permit any
                  Restricted Subsidiary to, make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of Consolidated Capital Expenditures made by the Company and its Restricted Subsidiaries for any fiscal year will exceed the amount set forth below:


                  Fiscal Year                               Limitation
                     1994                                U.S. $33,000,000
                     1995                                U.S. $40,000,000
                     1996                                U.S. $33,000,000
                     1997                                U.S. $35,000,000


                  provided, however, that the restrictions contained in this Section are subject to the further limitations imposed by
                  Section 4.03E if any fixed asset is acquired under a purchase money Lien referred to in that Section."


         14. Section 4.23 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "4.23.   Account Payable.

                           The Company will not permit G&K Co. to order goods or
                  services in the name of G&K Co., or pay any trade accounts payable."

         15. (A) The following Definitions set forth in Section 6 of the Notes shall be deleted in their entirety and the following substituted therefor:

                           "Agreement" means the Loan Agreement dated September
                  28, 1990 between the Company and Metropolitan Life Insurance Company entered into in connection with the issuance of the Notes, as amended by the First Amendment and the Second Amendment, and as the same may be further amended from time to time.

                           "Credit Agreement" means the Credit Agreement dated
                  as of June 21, 1994 between the Company, Work Wear, the U.S. Banks and the Canadian Banks specified therein and Norwest Bank Minnesota National Association, as Agent for the Banks, as the same may be amended from time to time with the consent of Metropolitan.

                           "Guarantor"  means G&K Co.

                           "Guaranty"  means the G&K Co. Guaranty.

                           "Overdue Interest Rate" Intentionally omitted.

                           "Restricted Subsidiary"  means each and every
                  Subsidiary of the Company and its Subsidiaries.

                           "Unrestricted Subsidiary"  Intentionally omitted.


         (B) The following definitions shall be added to Section 6 of the Notes:

                           "Banks" means the U.S. Banks and the Canadian Banks
                  specified in the Credit Agreement.

                           "Canadian Banks" means the Banks, organized under the
                  laws of Canada or any province or territory thereof, specified in the Credit Agreement as committed to make loans to Work Wear.

                           "Company Guaranty" means the Guaranty, dated as of
                  the dated hereof, issued by the Company to the Canadian Banks guaranteeing the Indebtedness of Work Wear to the Canadian Banks under the Credit Agreement.

                           "Consolidated Stockholders' Equity" means the
                  Company's consolidated stockholders' equity as shown and described as such on the Company's consolidated financial statements delivered to you in accordance with Section 5.1 of the Agreement.

                           "Default Rate" means a per annum rate equal to the
                  sum of (i) the interest rate otherwise in effect with respect to this Note and (ii) two percent (2%)."

                           "First Amendment" means the amendment to the Notes
                  dated January 28, 1993.

                           "G&K Co. Guaranty" has the meaning specified in the
                  first paragraph of this Second Amendment.

                           "Litigation" means any litigation, proceeding
                  (including without limitation any governmental, administrative or arbitration proceeding), claim, lawsuit and/or investigation or inquiry pending or threatened against or involving the Company or any Restricted Subsidiary or any of their respective businesses or operations.

                           "Second Amendment" means this amendment to the
                  Agreement, as defined in the second paragraph hereof.

                           "U.S. Banks" means the Banks, organized under the
                  laws of the United States of America or any state thereof, specified in the Credit Agreement as committed to make loans to the Company.



         16. Section 8.01 shall be amended by adding the following sentence at the end of such Section:

                           "In addition, the Company hereby agrees to indemnify
                  each Holder and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with any Litigation arising out of, or relating to, the financing provided herein or any Litigation in which it is alleged that any Environmental Law has been breached, except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee or as a result of a breach of the Agreement by the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 8.01 shall survive any termination of the Agreement and payment in full of this Note.

         17. Section 8.04 of the Notes shall be deleted in its entirety and the following substituted therefor:

                  "8.04.   Governing Law.

                           This Note shall be construed in accordance with and
                  governed by the substantive and procedural laws of the State of Minnesota."

         18. The first sentence of Section 6.7 of the Agreement shall be deleted in its entirety and the following substituted therefor:

                  "This Agreement shall be construed in accordance with and governed by the substantive and procedural laws of the State of Minnesota."

         19. The effectiveness of this Second Amendment shall be subject to the satisfaction of the following conditions:

                  19.1 Opinion of Company Counsel. You shall have received from Maslon Edelman Borman & Brand, counsel to the Company and G&K Co., a favorable opinion, dated the date hereof in the form set forth in Exhibit A hereto.

                  19.2 Fee. You shall have received a fee of $75,985.

                  19.3 Bank Documents. You shall have received final executed copies of each of the Credit Agreement and the Company Guaranty, in form and substance satisfactory to you and your counsel.

         20. Except as so amended by this Second Amendment and the First Amendment, the Notes and the Agreement are in all respects ratified and confirmed and all provisions thereof shall be given full force and effect as if they were set forth herein in their entirety; and all references in the Agreement to the Notes shall mean the Notes as so amended by this Second Amendment and the First Amendment.



                  [Remainder of page intentionally left blank]




         This Second Amendment shall be of no force or effect unless and until you have satisfied all of the conditions precedent specified herein and return to the undersigned a counterpart hereof executed by you at the foot hereof.



                                  Very truly yours,



                                  METROPOLITAN LIFE INSURANCE COMPANY



                                  By:________________________________
                                     Name:
                                     Title:



AGREED TO AND ACCEPTED:

G&K SERVICES, INC.




By:________________________________
   Name:
   Title:

G&K SERVICES, CO.


By:________________________________
   Name:
   Title: